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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Pre-effective Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of WorldCom, Inc. for the registration of $15,000,000,000 of debt securities and to the incorporation by reference therein of our reports dated February 1, 2000, with respect to the consolidated financial statements and schedule of Sprint Corporation and the combined financial statements and schedules of the Sprint FON Group and the Sprint PCS Group included in WorldCom, Inc.'s Current Report (Form 8-K-2) dated April 11, 2000, filed with the Securities and Exchange Commission.


                                        Ernst & Young LLP


Kansas City, Missouri
May 11, 2000